UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 7, 2005

                               WMS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                     1-8300                36-2814522
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
         incorporation)                                     Identification No.)

      800 SOUTH NORTHPOINT BLVD., WAUKEGAN, ILLINOIS              60085
         (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (847) 785-3000
                                                           --------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock-based Performance Awards

On January 7, 2005, the Board of Directors of WMS Industries Inc. (the "Company") approved certain awards including stock-based performance awards under the WMS Industries Inc. 2005 Incentive Plan (the "2005 Incentive Plan") to certain participants including each of our executive officers. The stock-based performance awards represent the right to receive a number of shares of common stock if certain performance goals are met. The stock-based performance awards are subject to and conditioned upon all of the terms and conditions of the 2005 Incentive Plan. The stock-based performance awards are intended to qualify as "performance-based compensation" within the meaning of Internal Revenue Code
Section 162(m).

The stock-based performance awards contain performance goals set by the Board based on levels of total revenue and free cash flow for the Company over the thirty-month period ending June 30, 2007. Free cash flow is defined as net income plus interest, taxes, depreciation and amortization (EBITDA), plus non-cash stock option and equity grant expense, less capital expenditures, cash taxes paid and adjustments for changes in net working capital. The number of shares of stock awarded to the participant upon the achievement of the performance goals is dependent on the extent to which each goal is achieved. No award of stock will be made if less than 70% of the revenue goal and 50% of the cash flow goal is achieved. The awards and the number of shares to be issued under the awards may be affected by a change in control pursuant to the 2005 Incentive Plan. Upon determination of the extent to which the performance goal has been met, a participant, who remains employed with the Company, will receive a number of shares of common stock equal to the number of stock-based performance awards granted multiplied by a payout percentage determined pursuant to a matrix of possible performance levels. The matrix provides for a range of payout percentages, starting with a 10% payout if 50% and 70% of the cash flow and revenue targets are achieved, respectively; a 100% payout if 100% of each target is achieved; and a 200% maximum payout if 150% and 130% of the cash flow and revenue targets are achieved, respectively.

Individual Awards to Executive Officers

On January 7, 2005, the Board awarded 14,000, 6,058, 5,519, 4,246, 2,200 and
1,840 stock-based performance awards to Brian R. Gamache, our President and Chief Executive Officer, Orrin J. Edidin, our Executive Vice President and Chief Operating Officer, Scott D. Schweinfurth, our Executive Vice President, Chief Financial Officer and Treasurer, Seamus M. McGill, the Executive Vice President and Managing Director, International Operations of our subsidiary, WMS Gaming Inc., Kathleen J. McJohn, our Vice President, General Counsel and Secretary and Robert R. Rogowski, our Vice President of Finance and Controller, respectively.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WMS Industries Inc.


                                        /s/ Kathleen J. McJohn
                                        ----------------------------------------
                                        Name:  Kathleen J. McJohn
                                        Title: Vice President, General Counsel
                                               and Secretary

Date: January 13, 2005